EXHIBIT 10.4

                           MEMORANDUM OF UNDERSTANDING

                                     Between
                          Federal Express Pacific Corp.
                                       And
                          First Ecommerce Asia Limited

This Memorandum of Understanding (MOU) is entered into between Federal Express Pacific, Inc., having a place of business at 34th Floor Pacific Place Tower Two, 88 Queensway, Hong Kong ("FedEx") and First Ecommerce Asia Limited, having a place of business at 8th Floor, Henley Building, 5 Queen's Road, Central, Hong Kong ("FEC"). (each a "Party" or together, "the Parties") on this twentieth day of October, 1999 ("Effective Date"). This document is intended to evidence the Parties' intent to create a strategic alliance ("Alliance") in the areas of investigation, marketing, development implementation, deployment of integrated services for Electronic Commerce including, without limitation, Systems Tools (such as customer automation systems tools and information systems), Infrastructure (network platform used for service delivery), and Services (sales, marketing and customer advocacy). This document is intended solely to facilitate discussions between the Parties. This document is not intended to, and does not create, any legally binding obligations between the Parties with respect to the subject matter of this document. In addition, neither party is obligated to continue to discuss and/or negotiate with regard to the subject matter of this document with the other party.

Confidentiality

The information contained in this MOU, and in oral conversations, or any other exchange of information between the Parties with respect to the subject matter of the MOU prior to the execution of this MOU, or information that is exchanged in furtherance of the objectives set forth in this MOU shall be treated as confidential in accordance with the terms of the Confidentiality Agreement executed by the Parties on September 8, 1999.

The following are summaries of points that could be included in the Alliance. All of these are subject to further discussion and negotiation and do not represent any final or binding commitments by either party.

Principles and Objectives of the Alliance

Possible objectives of the Alliance are: -

1.   Opportunity Exploration

     >> Actively pursue joint opportunities and Alliances that would create mutual benefit and/or advantage.

2.   Joint Marketing

     >> Bring higher satisfaction to both FedEx and FEC customers by providing total solutions combining FedEx and FEC services utilizing both Parties' core competencies.

     >> Coordinate the Parties' marketing communications activities to ensure that each party has enough information of the other Party's products and/or services.

3.   Joint Projects

     >>   Accelerate   penetration   of  selected   customer   segments   (i.e.,
          small/medium business, enterprise, multi-national corporate customers, consumers, etc.) through joint services/solutions/market development

     >> Create and develop differentiated services for each Party's customers that clearly position each Party as an innovative market leader.

Detail of Understanding

1.     Responsibilities of the Parties.

       1.1.   FedEx shall be responsible for:

              1.1.1. Provide all information  relating to the FedEx distribution network capabilities (to include shipping, tracking, and value-added services).

              1.1.2. Systems Integration

                  1.1.2.1. FedEx will provide technical  integration support for
                           FedEx shipping and tracking software to FEC for the purposes of designing and developing the Target Platform.

                  1.1.2.2. FedEx will provide technical  integration support for value added services offered by FedEx to FEC for the purposes of designing and developing the Target Platform.

       1.2.   FEC shall be responsible for:

              1.2.1. Provide all information relating to the FEC Systems

              1.2.2. Systems Integration

                  1.2.2.1. FEC will provide  technical  integration  support for
                           FEC Systems to FedEx for the purposes of designing and developing the Target Platform.

       1.3.   FedEx and FEC shall be mutually responsible for.

              1.3.1. Marketing of the Target Program's capabilities.

                  1.3.1.1. To  be  determined  through  internal  marketing  and promotion strategies.

              1.3.2. Testing and maintenance of systems connectivity.

                  1.3.2.1. FedEx is responsible  for data integrity of all FedEx service related information.

                  1.3.2.2. FEC is responsible for testing and maintenance of all systems developed by FEC or associated companies.

2.     Other Definitive Agreements

       2.1. It is anticipated that the Parties may enter into appropriate contracts once the Parties have defined the requirements of the project/programs that are to be pursued. Further, in the event that the Parties desire to collaborate on the development of certain products or services to be defined by the Parties, the Parties shall negotiate a joint development or collaboration agreement with the specific responsibilities of the Parties to be set forth in details, in a mutually agreeable statement of work.

       2.2. Any agreement reached between the parties will be embodied in one or more legally binding agreements containing terms and conditions acceptable to both parties.

3.     Disclaimer of Warranties

       3.1. Both Parties disclaim all warranties including implied warranties of merchantability, fitness for a particular purpose and error free or uninterrupted use. No oral or written information or representation given by either party or an authorized representative of either party shall create a warranty.

4.     Limitations of Liability

       4.1. Under no circumstances, including negligence, shall either party be liable for any indirect damages, resulting from or connected with the use of the software including, without limitation special, incidental or consequential damages, and damages resulting from the loss of use, data, profits or business, even if the other party has been advised of the possibility of such damages and even if the software fails of its essential purpose.

5.     Termination Clause

       5.1. This MOU may be terminated by either party upon giving to the other ninety (90) days prior written notice.

6.     Publicity

       6.1. Neither party shall make use of or display the other party's logo, trademarks, service marks and other marks or make any disclosure about the relationship contemplated herein or existence of the Agreement to any third party without the prior written consent of the other.

7.     Additional Conditions

       7.1. The Parties will each undertake to have their legal counsel review any proposed Alliance between the Parties. The Parties acknowledge that there has been no substantive legal review of issues that may exist with respect to a proposed Alliance.

       7.2. All costs incurred by either Party in connection with this MOU shall be the responsibility of the Party incurring the costs, unless a written agreement executed by both Parties authorized representatives has been signed that expresses a specific agreement with respect to certain costs. Neither Party shall be liable to the other for termination of this MOU.

       7.3. The Parties agree that, as of the date of this MOU, there are no binding commitments in existence with the respect to the subject matter of this MOU, and that all prior written and oral communications between the Parties with respect to the subject matter of this MOU are superceded hereby.

       7.4. This MOU is non-exclusive. Neither Party shall be precluded from entering into agreements with third parties similar interest to this memorandum. The Parties acknowledge that this MOU does not represent any agreement between them with respect to the subject matter of this MOU, and that any binding agreement between them shall be in writing and shall be executed by duly authorized representatives of each Party.


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        Federal Express Pacific, Inc.               First Ecommerce Asia Limited
        ACCEPTANCE                                  ACCEPTANCE
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By:     SIGNED                                    By:        SIGNED
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Name:   Raj Subramaniam                           Name:      Gregory Michael Pek
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Title:  VP, Electronic Commerce and Customer      Title:     President and Chief
        Services                                             Executive Officer
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Date:   November 22, 1999                         Date:      November 22, 1999
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